Exhibit 99.1

THE CHILDREN’S PLACE APPOINTS JOHN SZCZEPANSKI AS CHIEF FINANCIAL OFFICER; ANNOUNCES APPOINTMENTS OF TWO SENIOR VICE PRESIDENTS - KRISTIN CLIFFORD, HEAD OF SOURCING AND SMEETA KHETARPAUL, HEAD OF MARKETING

SECAUCUS, N.J., March 17, 2025 —The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty retailer in North America with an omni-channel portfolio of brands, announced the appointment of John Szczepanski as Chief Financial Officer, effective March 31, 2025. He will report to Muhammad Umair, President and Interim Chief Executive Officer. As Chief Financial Officer, Mr. Szczepanski will oversee finance, accounting, financial planning & analysis, tax, treasury, procurement, investor relations, internal audit and real estate.

Mr. Umair said, “Today marks an exciting new chapter for our Company as we welcome John to be our Chief Financial Officer. During this critical time in our planning and implementation of new business strategies, John brings a wealth of finance experience in retail and manufacturing that will help guide us through our Company’s future development. We are delighted to have him join our team as we continue to build strong and efficient business operations and drive a financial strategy that can lay the groundwork for the Company’s long-term success.”

Mr. Szczepanski most recently served as Chief Financial Officer of Vince Holding Corp. (NYSE: VNCE) and, prior to that position, held roles of increasing responsibility, which culminated in his appointment as Chief Financial Officer – Global Supply Chain, Brands and the Lifestyle Group at Ralph Lauren Corporation. Mr. Szczepanski holds a Master of Science degree in Finance from Boston College Carroll School of Management and a Bachelor of Science degree in Accounting from Fordham University.

The Company also announced the recent appointments of Kristin Clifford as Senior Vice President, Head of Sourcing, effective February 3, 2025, and Smeeta Khetarpaul as Senior Vice President, Head of Marketing, effective February 24, 2025, each reporting to Claudia Lima-Guinehut, Brand President.

Regarding the arrivals of Ms. Clifford and Ms. Khetarpaul, Ms. Lima-Guinehut remarked, “We are so thrilled to publicly announce that Kristin and Smeeta have joined our team. Kristin comes back to the Company with extensive experience in direct-sourcing models and developing costing strategies that will help us to elevate our product offerings, by ensuring we are sourcing high-quality merchandise consistent with our brands at competitive prices. Smeeta will be leading our omni-channel strategy by delivering an integrated marketing approach that will elevate the positioning and relevance of our brands to drive growth across all channels. They both have vast retail experience and will be pivotal in shaping our Company’s future, as they drive the growth of our brands in this ever-evolving retail landscape.”

Ms. Clifford rejoined The Children’s Place from Vineyard Vines, where she most recently served as their Senior Vice President of Sourcing. Ms. Clifford previously served as a Vice President, Global Sourcing at the Company until 2020 and had held key leadership positions at various retail companies during her career. She received her Bachelor of Arts in Business Economics from Belmont Abbey College.

Ms. Khetarpaul joins the Company from Crocs Inc., where she served as a Vice President of Marketing, leading marketing for North America and Brazil. She brings over two decades of marketing experience with beauty, consumer products, and retail brands, working at Fortune 500 companies delivering turnarounds and record-breaking marketing campaigns, including in marketing positions at Avon Products, Nestlé and Danone. She received her Master of Arts in Consumer Behavior from Michigan State University and Master of Business Administration from the Institute for Technology and Management in India.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty retailer in North America with an omni-channel portfolio of brands. Its global retail and wholesale network includes two digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 15 countries through six international franchise partners. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality, head-to-toe outfits predominantly at value prices. For more information, visit: www.childrensplace.com and www.gymboree.com.

Contact:  Investor Relations (201) 558-2400 ext. 14500

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